COCRYSTAL PHARMA, INC. ANNOUNCES PROPOSED UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

BOTHELL, WA, October 30, 2019 – COCRYSTAL PHARMA, INC. (NASDAQ: COCP) (“Cocrystal” or the “Company”), a clinical stage biotechnology company discovering and developing novel antiviral therapeutics, today announced it intends to offer shares of its common stock for sale in an underwritten public offering. In addition, the Company expects to grant the underwriters a 45-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering solely to cover over-allotments, if any. The Company intends to use the net proceeds from this offering for operations, including payment of general and administrative expenses and other working capital and general corporate purposes. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Aegis Capital Corp. is acting as sole book-runner for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-220632) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from Aegis Capital Corp., Attention: Prospectus Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at prospectus@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication machinery of influenza viruses, hepatitis C viruses, and noroviruses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our ability to complete the financing, our intended use of proceeds and other statements that are not historical fact. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risk that the public offering may not occur, risks arising from our reliance on continuing collaboration with Merck under the collaboration agreement, the availability of products manufactured by third parties, the future results of preclinical and clinical studies, the research organization’s inability to recruit subjects and complete the Phase 2a study in a timely manner or at all, including as the result of civil unrest and political instability in Hong Kong, general risks arising from clinical trials, receipt of regulatory approvals, our ability to find and enter into agreements with suitable collaboration partners, unanticipated litigation and other expenses and factors that affect the capital markets in general and early stage biotechnology companies specifically. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018 and the Form 10-Q for the quarter ended June 30, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor and Media Contact

Jenene Thomas Communications, LLC
(833) 475-8247
COCP@jtcir.com